Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

DATE: March 13, 2014

CONTACT: Dan Lombardo,

630-586-6314 or dan.lombardo@inlandgroup.com

Inland American Real Estate Trust, Inc. Reaches Important Milestone – Signs

Agreements To Become Self-Managed

Oak Brook, Illinois – March 13, 2014 – Inland American Real Estate Trust, Inc. (the “REIT,” “we,” “our” or “Inland American”) today announced that functions previously performed by its business manager are now being performed by the REIT. The REIT and its business manager, Inland American Business Manager & Advisor, Inc., agreed to terminate the management agreement, and the REIT hired all of its business manager’s employees and acquired the assets of its business manager necessary to perform the day-to-day operations that its business manager previously provided on its behalf, for no fee, thus becoming self managed.

Additionally, we hired certain employees of our property managers; assumed responsibility for performing certain of their significant functions, including property-level accounting, lease administration, leasing, marketing and construction functions; and amended our property management agreements to reduce our property management fees as a result of our assumption of such responsibilities. Furthermore, we have agreed with our property managers that, subject to the satisfaction of specified closing conditions, effective on December 31, 2014 we will take over the remaining property management functions performed by our property managers, terminate our property management agreements, hire the remaining property manager employees and acquire the assets necessary to conduct the remaining functions performed by the property managers for no fee.

The REIT will not pay an internalization fee or self-management fee in connection with the self-management transactions. Effective February 1, 2014, the self-management transactions eliminate the management and advisory fees paid by the REIT to the business manager. At the end of 2014, we expect to eliminate the fees paid to our property managers when we terminate our property management agreements. In connection with the self-management transactions, the REIT will pay the business manager fee for January 2014 and reimburse its business manager and property managers for certain transaction and employee related expenses. We expect that becoming self-managed will positively impact our net income and funds from operations. We cannot, however, estimate the impact due to uncertainties regarding the anticipated transition-related expenses, including the terms and conditions of employment arrangements with individuals we are hiring from our business manager and property managers, as well as other infrastructure and information technology costs associated with becoming self-managed.

In order to help ensure a successful transition to self-management, the REIT will retain affiliates of The Inland Group, Inc. for consulting services and for ongoing IT services, investor relations and other back-office services, which were previously provided to the REIT through our business manager. The self-management transaction agreements were negotiated on behalf of the REIT by a special committee of independent directors of the REIT’s board of directors and were unanimously approved by the REIT’s board of directors.

The REIT’s management team remains unchanged. Members of the executive team, previously employed by the business manager on behalf of the REIT, have now become employees of the REIT, including Thomas McGuinness, president, Jack Potts, treasurer and principal financial officer, Anna Fitzgerald, principal accounting officer and Scott Wilton, secretary.

“This announcement marks an important milestone for Inland American,” said Mr. McGuinness. “This transition is the next step in Inland American’s life cycle and becoming self-managed shows the board’s confidence in Inland American’s personnel, expertise and growth as a company. Effective February 1, 2014, the REIT will no longer pay a quarterly advisory fee to its business manager.”

“The decision to become self-managed is the result of a thorough process conducted by our board’s special committee of independent directors,” added Mr. McGuinness. “Inland American’s board and management team are committed to driving value for stockholders and look forward to completing Inland American’s transition to full self-management.”

Additional details regarding the self-management agreements can be found in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2014.

As part of the process, the special committee of the REIT’s board of directors engaged Skadden Arps Slate Meagher & Flom LLP as legal counsel and Moelis & Company as financial advisor.

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About Inland American Real Estate Trust, Inc.

Inland American Real Estate Trust, Inc. focuses on acquiring and developing a diversified portfolio of commercial real estate located in the United States. The company also invests in joint ventures, development projects, real estate loans and marketable securities. As of December 31, 2013, Inland American owned 277 properties, representing approximately 24 million square feet of retail, industrial and office properties, 8,290 student housing beds and 19,337 hotel rooms. For further information regarding Inland American, please refer to www.inlandamerican.com.

Forward-Looking Statements

This press release contains “forward-looking statements,” including statements about the anticipated effect of and timing of our transition to self-management and the anticipated timing of the closing of the transactions with our property managers. The REIT intends these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the REIT is including this statement for purposes of complying with those safe-harbor provisions. Our actual results, performance or achievement may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of such words as “expect,” “will,” “ensure,” “look forward,” “potential,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among other things, our ability to successfully manage the transition to self-management, the satisfaction of closing conditions and anticipated timing of consummating the transactions with our property managers, general market conditions and economic challenges, our ability to enforce indemnification obligations, and the risks discussed in our filings with the SEC, including the risks identified in the “Risk Factors” section of our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updated with respect to those or other forward-looking statements.